Exhibit 99.1

Terra Nova Acquisition Corporation

And

ClearPoint Business Resources, Inc.

Release Financial Results for ClearPoint

Chalfont, PA and New York, NY – November 21, 2006:

ClearPoint Business Resources, Inc. (“ClearPoint”), a privately held workforce management solutions provider, and Terra Nova Acquisition Corporation (“Terra Nova”) (OTCBB: TNVA), a Specified Purpose Acquisition Company (“SPAC”) that was established in 2005 by TerraNova Partners, L.P., are releasing the unaudited financial results for ClearPoint for the period ended September 30, 2006. As previously announced, ClearPoint and Terra Nova have entered into a merger agreement pursuant to which ClearPoint will merge with and into Terra Nova. On November 14, 2006 Terra Nova filed its Form 10-QSB for the period ended September 30, 2006.

ClearPoint’s revenues for the nine months ended September 30, 2006 and 2005 were $84.8 million and $53.9 million, respectively, which represent an increase of $30.9 million or 57%, largely due to the acquisition of Quantum Resources Corporation and organic growth from several of ClearPoint’s first year transportation offices. Earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the nine months ended September 30, 2006 were $4.7 million, an increase of 55% from $3.1 million for the comparative period in 2005.

Vahan Kololian, CEO of Terra Nova commented, “We are very pleased with the continued strong operating performance of ClearPoint. For the trailing twelve month period ended September 30, 2006, ClearPoint generated revenues of approximately $115 million and EBITDA, as adjusted for non-recurring items, of approximately $7 million. Their recent recognition in the Staffing Industry Report and Inc. Magazine is a strong acknowledgement of ClearPoint’s growth performance.”

Mike Traina, CEO of ClearPoint commented, “ClearPoint continues to benefit from its strong position in the workforce management sector. We have been very successful in growing our revenues by expanding our customer base, penetrating existing customers and making accretive, targeted acquisitions. We look forward to a successful closing of the merger and to the bright future ClearPoint has with its strengthened balance sheet and competitive position.”

About ClearPoint

ClearPoint is a workforce management solutions provider based in Chalfont Pennsylvania, near Philadelphia. ClearPoint’s business was founded in 2001 and currently operates through 28 branches across the United States with over 120 employees and over 3,500 field associates. ClearPoint operated under the name Mercer Staffing, Inc. until it changed its name to ClearPoint earlier this year.

ClearPoint focuses on human resource/staff outsourcing, vendor management services, customized managed service programs, and workforce optimization. It also provides business services including business process outsourcing, support services for the transportation, logistics and staffing industries, and benefits solutions and administration. ClearPoint is also known for its project-based staff augmentation service which includes full service project solutions, executive search and permanent placement services, contract recruiting services and short and long term hourly based assignments.

ClearPoint has experienced a compounded annual growth rate (“CAGR”) of 275% in sales from its founding in fiscal 2001 to fiscal 2005 and grew Adjusted EBITDA from break even to $5.4 million over that same period of time. ClearPoint was recently recognized in an elite group of 100 companies in its industry with at least $100 million in revenue in the May 2006 issue of Staffing Industry Report, which published its annual list of top staffing and human resource outsourcing companies. ClearPoint (referred to as Mercer Staffing, its prior name, in the article) was also recently recognized as the 17th fastest growing private company in the United States in the “Inc. 500” in the September 2006 issue of Inc. Magazine.

About Terra Nova

Terra Nova was incorporated in July 2004 to effect a business combination with an operating business. Terra Nova consummated its IPO on April 22, 2005, receiving net proceeds of approximately $30 million. As of September 30, 2006, Terra Nova held approximately $30 million in a trust account maintained by an independent trustee, which will be released upon the consummation of the merger.

Summary of the Transaction

Under the terms of the merger agreement, ClearPoint’s common stockholders will receive 5,997,727 shares of Terra Nova common stock at closing, subject to certain closing adjustments based on levels of funded debt and minimum levels of defined working capital and Adjusted EBITDA. The number of Terra Nova shares will be increased if certain holders of warrants to purchase common stock of ClearPoint exercise their warrants and become holders of ClearPoint common stock prior to closing. In addition, ClearPoint stockholders are entitled to receive additional performance payments based on the share price of the common stock after closing.

This release includes certain financial information (EBITDA) not derived in accordance with generally accepted accounting principles (“GAAP”). Terra Nova believes that the presentation of this non-GAAP measure provides information that is useful to investors. We have included a reconciliation of this information to the most comparable GAAP measures in the accompanying tables.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, about Terra Nova, ClearPoint and their combined business after completion of the proposed acquisition. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Terra Nova’s and ClearPoint’s management, are subject to risks and uncertainties which could cause actual results to differ from the forward looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward looking statements: business conditions; weather and natural disasters; changing interpretations of generally accepted accounting principles; outcomes of government reviews; inquiries, investigations and related litigation; continued compliance with government regulations; changes in legislation or regulatory environments; requirements or changes adversely affecting the businesses in which ClearPoint is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other service providers; general economic conditions; geopolitical events; and regulatory changes; as well as other relevant risks detailed in Terra Nova’s filings with the Securities and Exchange Commission, including its Preliminary Proxy statement filed on October 26, 2006 and any amendments thereto. The information set forth herein should be read in light of such risks. Neither Terra Nova nor ClearPoint assume any obligation to update the information contained in this press release.

STOCKHOLDERS OF TERRA NOVA AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, TERRA NOVA’S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE SPECIAL MEETING BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION.

The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the merger. Stockholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available, at the SEC’s Internet site http://www.sec.gov or by directing a request to Terra Nova Acquisition Corporation at 2 Bloor Street West, Suite 3400, Toronto, Ontario, Canada M4W 3E2. As a result of the review by the SEC of the proxy statement, Terra Nova may be required to make changes to its description of the merger or other financial or statistical information contained in the proxy statement.

Further Information / Investor Relations

For further information please contact one of the following:

Chris Ferguson of Clearpoint Business Resources, Inc. at (215) 997-7710

Lee Chung of Terra Nova Acquisition Corporation at (416) 644-6000 x300

ClearPoint Business Resources Inc.

Consolidated Statements of Operations

(Unaudited)

(in thousands of US dollars)

	Nine Months Ended September 30		Fiscal Year Ended December 31,
	2006	2005	2005 (1)	2004	2003
Sales	84,800	53,871	84,200	28,670	9,763
Cost of sales	69,993	44,337	68,789	22,596	8,210

Gross profit	14,807	9,534	15,411	6,074	1,553
Selling, general and administration expense	10,089	6,485	11,025	5,344	1,351
Depreciation and amortization	2,010	1,634	2,013	743	100

Income (loss) from operations	2,708	1,415	2,373	(13)	102
Interest expense and factoring fees	(2,547)	(1,521)	(2,475)	(429)	(55)
Interest expense on warrant liability	(51)	(1,173)	(1,173)	—	—
Other income (expense)	3	39	(1)	77	—

Net income (loss) before taxes	113	(1,240)	(1,276)	(365)	47
Income tax expense (benefit)	525	(205)	(77)	21	8

Net income (loss)	(412)	(1,035)	(1,199)	(386)	39

EBITDA (2)	4,718	3,049	4,386	730	202
Non-recurring items (3)	—	—	1,000	—	—

Adjusted EBITDA	4,718	3,049	5,386	730	202

(1)	Fiscal 2005 includes the acquisition of Quantum Resources, Corporation effective August 1, 2005.
(2)	EBITDA is equal to Income (loss) from operations plus Depreciation and amortization.
(3)	Non-recurring items reflect one-time, non-recurring bonus payments made at the end of fiscal 2005.

ClearPoint Business Resources Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands of US dollars)

	As of September 30,	As of December 31,
	2006	2005	2004
Cash and equivalents	438	59	104
Accounts receivable	11,123	11,712	3,642
Unbilled revenue	2,180	1,628	562
Prepaid expenses and other current assets	3,156	2,197	121
Deferred income taxes	141	163	—

Total current assets	17,038	15,759	4,429

Fixed assets, net	655	474	310
Contract rights, net	2,810	4,139	1,981
Deferred income taxes	586	237	22
Deferred financing costs, net	466	656	—
Other assets	1,961	1,123	—

Total assets	23,516	22,388	6,742

Bank line of credit	—	—	150
Accounts receivable sold with recourse	—	—	2,321
Notes payable	—	—	2,605
Accounts payable	1,665	1,996	428
Accrued expenses and other liabilities	4,146	2,822	211
Accrued payroll and related taxes	2,310	2,267	621
Retirement benefit payable	74	74	—

Total current liabilities	8,195	7,159	6,336

Long-term debt	13,843	13,927	415
Liability for warrants issued	1,619	1,569	—
Notes payable - stockholders	1,260	1,260	600
Accrued compensation-officer	75	75	75
Other long-term liabilities	225	281	—

Total liabilities	25,217	24,271	7,426

Common stock	6	6	6
Paid in capital	594	—	—
Retained deficit	(2,301)	(1,889)	(690)

Total stockholders’ deficit	(1,701)	(1,883)	(684)

Total liabilities & stockholders’ deficit	23,516	22,388	6,742